Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

CKX, Inc. (formerly Sports Entertainment Enterprises, Inc.)

New York, New York

We consent to the incorporation by reference in the registration statements of CKX, Inc. on Form S-3 (File No. 333-1130712) and on Form S-8 (File No. 333-127119) of our report dated March 25, 2005, included in this Annual Report on Form 10-K, on the consolidated financial statements of CKX, Inc. and Subsidiaries for the year ended December 31, 2004.

PIERCY BOWLER TAYLOR & KERN

Certified Public Accountants & Business Advisors

A Professional Corporation

Las Vegas, Nevada

March 1, 2007